EX-99.906CERT

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of First American Funds, Inc. (the “Funds”) do hereby certify, to the best of each such officer’s knowledge, that:

1.	The report on Form N-CSR of the Funds (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Funds.

By:	/s/ Eric J. Thole
Eric J. Thole
President

Date: October 30, 2015

By:	/s/ Jill M. Stevenson
Jill M. Stevenson
Treasurer

Date: October 30, 2015